Exhibit 10.38

DATED 1ST NOVEMBER 2000

(1) GW PHARMACEUTICALS LIMITED

(2) JUSTIN GOVER

SERVICE AGREEMENT

ROWE & MAW

20 Black Friars Lane

London EC4V 6HD

Tel: 020 7248 4282

Fax: 020 7248 2009

SERVICE AGREEMENT

DATE: 1st November 2000

PARTIES:

(1)                                 GW PHARMACEUTICALS LIMITED whose registered office is at Porton Down Science Park, Salisbury, Wiltshire SP4 0JQ (“the Company”) and

(2)                                 JUSTIN GOVER of [address] (“the Executive”)

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions:

In this Agreement the following words and phrases have the meanings given below:-

	“Appointment”	the employment of the Executive on the terms of this Agreement;

	“Associated Company”	any company which for the time being is:

(i) a holding company (as defined by Section 736 of the Companies Act 1985) of the Company;

(ii) a subsidiary (as defined by the same section) of the Company or of any holding company of the Company; or

(iii) a company over which the Company or any holding company of the Company has control within the meaning of Section 416 of the Income and Corporation Taxes Act 1988; or

(iv) a subsidiary undertaking as defined by Section 258 of the Companies Act 1985;

	“Board”	the Board of Directors of the Company including any duly appointed committee or nominee of the Board;

	“day’s salary”	1/260th of the Executive’s salary;

	“Effective Date”	1st November 2000

	“Group”	the Company and/or any Associated Company;

	“holiday year”	the calendar year

	“salary”	the salary payable from time to time under Clause 6.1;

	“termination”	the ending of the Appointment however it arises and irrespective of its cause or manner, other than in relation to Clause 15 by its wrongful termination by the Company.

1.2	Construction:

	(a)	The provisions of Schedule 13, Part 1 of the Companies Act 1985 apply in determining whether the Executive has an interest in any shares or other securities.

(b)

References to acting directly or indirectly include acting alone or jointly with or on behalf of or by means of another person and/or giving advice or providing services with a view to assisting another person.

	(c)	References to a person include an individual, firm, corporation and any other organisation however it is constituted and words denoting the singular include the plural and vice versa.

	(d)	References to an individual holding a position in the Company or the Group mean the holder of that position from time to time or his nominee or such other representative as the Board may nominate.

(e)

References to statutory provisions are construed as references to those provisions as amended or re-enacted from time to time (whether before or after the date of this Agreement) and references to documents are construed as references to documents as replaced or amended from time to time after the date of this Agreement.

2.	APPOINTMENT

2.1

Upon and subject to the terms of the Appointment, the Company will continue to employ the Executive as Managing Director and the Executive agrees to continue to serve the Company in that capacity, or in such other capacity of similar status as may reasonably be required of him from time to time by the Board.

2.2

The Executive warrants to the Company that he is not entering into this Agreement in breach of any agreement with a third party and that he will not be restricted or prevented from undertaking or performing his duties of the Appointment by any such agreement.

2.3	The Executive acknowledges that he is not entering into this Agreement in reliance upon any representation, warranty or undertaking which is not contained in this Agreement.

3.                                      DUTIES DURING THE APPOINTMENT

3.1                               The Executive will (unless prevented by ill health or injury) devote the whole of his working time, attention and abilities during the Appointment to the business of the Group and will not without the prior written consent of the Board (such consent not to be unreasonably withheld)

(a)                                 accept any other appointment, work for or be directly or indirectly engaged in or concerned with the conduct of any other business; or

(b)                                 be directly or indirectly financially interested in any business which may be considered competitive to the business of the Company (and which therefore compromises his ability to perform his duties to the Company under this contract), other than through his holding or being interested in bona fide investments representing not more than three per cent of any class of shares or securities in any company listed or dealt in on any recognised stock exchange.

3.2                               During the Appointment the Executive will :

(a)                                 loyally and diligently perform such duties and exercise such powers for the Group as the Board may from time to time reasonably require, and accept without further payment other offices within the Group;

(b)                                 keep the Board properly and regularly informed about the business of the Group and his activities in that business;

(c)                                  comply with the reasonable and lawful directions given from time to time by the Board;

(d)                                 comply with all written codes of conduct for employees of the Group and all relevant policies and procedures and co-operate with the Group in complying with its obligations on health and safety; and

(e)                                  promote and protect the interests of the Group, always giving it the full benefit of his knowledge, expertise and skill and not knowingly or deliberately doing anything which is to its detriment.

3.3                               The Company may assign to the Executive duties which are either additional to or instead of those referred to in Clause 3.2(a), it being understood that he will not be assigned duties which he cannot in the reasonable opinion of the Board be expected to perform. The Company may also from time to time appoint any other person to act jointly with the Executive in the performance of his duties and the exercise of his powers.

3.4                               The duties of the Executive as a director of the Company and any other company in the Group are subject to the relevant Articles of Association from time to time.

3.5                              Unless he has the prior written consent of the Board, the Executive may not directly or indirectly receive or retain any payment or benefit, either in respect of any business transacted (whether or not by him) by or on behalf of the Group or with a view to any such business being transacted.

3.6                               As part of and in the normal course of his duties, the Executive will:

(a)                                 continue to carry out research into and development of the processes, products, programs, designs, equipment, techniques and projects which are from time to time used, made or undertaken by the Group or which could be used, made or undertaken by it, and will invent discover, design, develop or improve them for the benefit of and for use by the Group; and

(b)                                 seek and pursue the adoption and development of new processes. Products, programs, designs, equipment, techniques and projects which could be used, made or undertaken by the Group;

4.                                      CONFIDENTIALITY

4.1                               The Executive acknowledges that during his employment with the Company he will have access to and will be entrusted with confidential information and trade secrets relating to the business of the Group. This includes but is not limited to information and secrets relating to

(a)                                 corporate and marketing strategy, business development and plans, sales reports and research results;

(b)                                 business methods and processes, technical information and know-how relating to the Group’s business and which is not in the public domain, including inventions, designs, programs, techniques, database systems, formulae and ideas;

(c)                                  business contacts, lists of customers and suppliers and details of contracts with them and information on employees and their terms of employment;

(d)                                 stock levels, sales, expenditure levels and pricing policies;

(e)                                  budgets, management accounts, trading statements and other financial reports;

(f)                                   unpublished price sensitive information relating to shares or securities listed or dealt in on any recognised stock exchange; and

(g)                                  any document marked “confidential” or any information not in the public domain the disclosure of which would put the Group at a competitive or legal disadvantage.

4.2                               The Executive will not during the Appointment (otherwise than in the proper performance of his duties and then only to those who Peed to know such information or secrets) or thereafter (except with the prior written consent of the Board or as required by law) :-

(a)                                 divulge or communicate to any person (including any representative of the press or broadcasting or other media);

(b)                                 cause or facilitate any unauthorised disclosure through any failure by him to exercise all due care and diligence; or

(c)                                  make use of (other than for the benefit of the Group)

any confidential information or trade secrets relating to the business of the Group which may have come to his knowledge during his employment with the Company or in respect of which the Group may be bound by an obligation of confidence to any third party. The Executive will also use his best endeavours to prevent the publication or disclosure of any such information or secrets. These restrictions will not apply after the Appointment has terminated to information which has become available to the public generally, otherwise than through unauthorised disclosure.

4.3                               All notes, memoranda, and other records (including those stored on computer software) made by the Executive during his employment with the Company and which relate to the business of the Group will belong to the Group and will promptly be handed over to the Company (or as the Company directs) from time to time.

5.                                      LOCATION

The Executive will be based at the Executive’s home address from time to time, but may be required to work at other locations within the United Kingdom within a 50 mile radius of his home address as the Board may from time to time reasonably determine, whether on a temporary or permanent basis, in the performance of his duties. If the Executive agrees to change his principal residence at the request of the Company, it will reimburse him such removal and other incidental expenses as the Board considers fair and reasonable in the circumstances.

6.                                      SALARY AND BONUS

6.1                               The Company will pay to the Executive a salary at the rate of £53,000 per annum, including any director’s fees from the Group. The Company will review this salary with effect from 1st January in each year, but such review does not necessarily imply an increase. This salary will accrue from day to day and will normally be payable by equal installments in arrears at the end of each month, and will be subject to such deductions as may be required by law or under the terms of the Appointment.

6.2                               The Executive will, in addition to his salary, be eligible for a bonus on such terms and of such amount as may be approved from time to time by the Board in its sole discretion.

7.                                      EXPENSES

The Executive will be entitled, upon production of satisfactory evidence of payment or expenditure, to be reimbursed all reasonable out-of-pocket expenses properly and wholly incurred by him in the performance of his duties.

8.                                      ILL HEALTH AND INJURY

8.1                               If at any time during the Appointment the Executive is unable to perform his duties for the Group as a result of ill health or injury, he will nevertheless, for so long as the Appointment remains in force, be entitled to his salary during any period of incapacity of not more than 180 days (whether consecutive or not) in any period of fifty-two consecutive weeks. Thereafter, for so long as the Appointment remains in effect, any further payments will be limited to such salary as may be determined in the sole discretion of the Board and, as a condition of any such payment, the Executive may be required to comply with Clause 13 as if the Appointment had been terminated.

8.2                               The payment of any such salary will be:-

(a)                                 subject to the production of satisfactory evidence from a registered medical practitioner in respect of any period of absence in excess of seven consecutive days; and

(b)                                 inclusive of any statutory sick pay to which the Executive may be entitled and the Company may deduct from his salary the amount of any social security benefits he may receive or be entitled to receive.

8.3                               The Executive will promptly inform the Company if he is unable to perform his duties as a result of ill health or injury caused by a third party and for which compensation is or may be recoverable. In return for the Company continuing to pay his salary and to provide other benefits during the Appointment, he will take such action as the Company may reasonably request in connection with pursuing a claim against such third party, in order to recover for the benefit of the Company the costs of continuing the Appointment. He will keep the Company regularly informed of the progress of any claim, provide such information about it as the Company may from time to time reasonably require, and will immediately notify the Company in writing of any compromise, settlement, award or judgment. He will, upon being requested to do so, refund to the Company the lesser of the amount recovered by him (after deducting any related costs borne by him) and the aggregate cost of the salary and other benefits paid to him during his ill health or injury and will hold these proceeds on trust for the Company to apply them in repayment of this obligation.

8.4                               At the request and expense of the Company the Executive will from time to time submit himself to a medical examination by a suitably qualified person of the Company’s choice, whether or not he is unable to perform his duties for the Group as a result of ill health or injury. If such person is unable to confirm that he is fit to perform his duties or if there are factors which such person considers are relevant to the performance of those duties, the Executive will co-operate in ensuring the prompt delivery of all relevant medical reports to the Company.

8.5                               If the Executive has been incapacitated by ill health or injury for the period set out in Clause 8.1, the Company may, notwithstanding any other provision of the Appointment, terminate it with immediate effect by notice in writing to the Executive.

9.                                      HOLIDAYS

9.1                               The Executive will (in addition to normal public holidays) be entitled to 25 paid days’ holiday in each complete holiday year during the Appointment. The Executive is expected to take no fewer than 20 working days holiday in each holiday year. This holiday is to be taken at such times as are convenient to the Company in line with its operational requirements and the availability of other directors of the Company. The Executive is expected to take the days between Christmas and New Year as holiday, such days to be included in the total holiday entitlement stated above. In the unlikely event that the Executive is required to work during the period between Christmas and New Year, he will be entitled to holiday in lieu which can be taken in the following year. The Company may require the Executive to take any outstanding holiday during any period of notice under Clause 12.1 or for which he is not required to work pursuant to Clause 12.6.

9.2                               The entitlement to holiday accrues pro rata throughout each holiday year. Any entitlement to holiday remaining at the end of any holiday year will lapse (unless such entitlement arises according to the circumstances stated in clause 9.1.), unless otherwise permitted by the Board, and no salary in lieu of such entitlement will be paid.

9.3                               On the termination of the Appointment (other than by reason of Clause 12.2 or where he terminates the Appointment in breach of its terms) the Executive will be entitled to a day’s salary in lieu of each day’s holiday accrued due but not taken. If he has taken holiday in excess of his accrued entitlement, the Company may deduct a day’s salary for each excess day taken from any monies owed to him by the Company.

10.                               BENEFITS DURING THE APPOINTMENT

10.1                        The Executive will arrange his own personal pension scheme into which the Company will for each complete year of the Appointment contribute on a monthly basis a sum equal to 6.66 per cent of his salary, provided that the Executive’s scheme has been approved by the Commissioners of the Inland Revenue, the Company’s contributions do not exceed the limits prescribed by law. If they do exceed the limits prescribed by law, the Company’s contributions will be restricted to them.

10.2                        The Company will provide the Executive with permanent health insurance cover (in the event of a permanent injury), life assurance cover and private health insurance.

11.                               INTELLECTUAL PROPERTY RIGHTS

11.1                        The Executive acknowledges that he is in a position of special responsibility and under a special obligation to further the interests of the Group. Accordingly, any discovery, invention, secret process or improvement in procedure which he discovers, invents, develops or devises during his employment with the Group (and whether or not in conjunction with a third party) and which affects or relates to the business of the Group or is capable of being used or adapted for use in it, will immediately be disclosed to the Company and, subject to such rights as the Executive may have under the Patents Act 1977, will belong to and be the absolute property of the relevant company in the Group.

11.2                        Any trade mark, design or other copyright work created by the Executive during his employment (and whether or not in conjunction with a third party) in connection with, affecting or relating to the business of the Group or capable of being used or adapted for use in it, must immediately be disclosed to the Company and will belong to the relevant company in the Group. The Executive waives any moral rights which he may have in such works and, at the Company’s expense. The Executive will not infringe any rights in such works and will notify the Company immediately of any circumstances where such rights may have been infringed.

11.3                        The Executive assigns to the relevant company in the Group all rights in the works referred to in paragraph 11.2 to the extent that they will immediately upon completion of the relevant mark, design or copyright work vest in such company.

11.4                        The Executive will at the expense of the Company and upon request (whether during or after the termination of the Appointment) apply or join in applying for letters patent, trade mark or other registrable protection in the name of the relevant company in the Group in the United Kingdom or any other part of the world for such discovery, invention, process, improvement, trade mark, design or copyright work and will at the Company’s expense execute all such documents as may be necessary to give effect to this Clause and to vest all rights, title and interest in them in such company absolutely.

11.5                        The Executive irrevocably appoints the Board to nominate some person as his attorney in his name and on his behalf to execute and deliver any such instrument and generally to use his name for the purpose of giving the relevant company in the Group the full benefit of this Clause.

12.                               TERMINATION

12.1                        The Appointment will continue until either party gives to the other not less than six months’ written notice.

12.2                        The Company may, notwithstanding any other provision of the Appointment and irrespective of whether the grounds for termination arose before or after it began, at any time by notice in writing to the Executive terminate the Appointment with immediate effect :-

(a)                                 if he becomes of unsound mind or a patient for the purpose of any statute relating to mental health, a petition is presented or any order is made or any notice is issued convening a meeting for the purpose of passing a resolution for his bankruptcy or he becomes bankrupt or makes any composition or enters into any deed of arrangement with his creditors generally;

(b)                                 if he is prohibited by law or by any decision of a regulatory body from being a director or taking part in the management of the Group or ceases to be a director of the Company without the consent of the Board;

(c)                                  if he is convicted of

(i)                                     a criminal offence (excluding road traffic offences) other than one which in the opinion of the Board does not affect his position as an employee of the Company, bearing in mind the nature of his duties and the capacity in which he is employed; or

(ii)                                  an offence relating to insider dealing;

(d)                                 if he is guilty of any serious default or misconduct in connection with or affecting the business of the Group;

(e)                                  if he commits any serious or repeated breach of his obligations of the Appointment or is guilty of serious neglect or negligence in the performance of his duties;

(f)                                   if he behaves in a manner (whether on or off duty) which is likely to bring the Group into disrepute or prejudice its interests or which seriously impairs his ability to perform his duties.

12.3                        Notwithstanding any other provision of the Appointment, it will automatically cease without any notice being given on the Executive’s 65th birthday. All obligations relating to termination detailed in Clauses 13,14,15 and16 shall apply in the event of the Appointment ceasing pursuant to this Clause 12.3.

12.4                        Instead of requiring the Executive to continue performing duties and of the Company providing him with duties during the period of notice under Clause 12.1, the Company may, at its sole discretion by written notice to him, give him a payment in lieu of salary for the whole or any part of such period.

12.5                        If the Company wishes to terminate the employment of the Executive or if the Executive wishes to leave the employment of the Company in either case before the expiry of the period of notice specified in Clause 12.1 and whether or not notice has been given under that Clause, the Company may require the Executive:

(a)                                 to perform duties not within his normal duties or special projects; or

(b)                                 not to attend for work for all or any part of the period of notice (if notice has been given) or (if notice has not been given) for a period equivalent to the notice required to be given by the Executive under Clause 12.1. For so long as the Executive is not required to work during such period, he will remain an employee of the Company. He will continue to receive his salary and other contractual entitlements and to be bound by all the terms of the Appointment. He will not directly or indirectly work for any person, have any contact with any customer of the Group or, for business purposes, any such employee without the prior written agreement of the Board. If the Executive is not to attend for work under this Clause the Company shall be entitled to offset any outstanding accrued holiday due to the Executive for each day of non-attendance.

13.                               OBLIGATIONS RELATING TO TERMINATION

13.1                        Upon the termination of the Appointment or, upon the exercise by the Company of its right under Clause 12.5(b), the Executive will hand over to the Company all property belonging to the Group or its customers, or suppliers which may be in his possession or under his control, and without him or anyone on his behalf keeping copies of any reproduceable items and without having downloaded any information stored on any computer disk. He will, on being requested to do so, send to the Company Secretary a signed statement that he has complied with this sub-clause;

13.2                        Upon the termination of the Appointment or (if earlier) upon either party giving notice under Clause 12.1 and the Company exercising its rights under Clause 12.4 or 12.5, the Executive will resign at the request of the Company, without claim for compensation, from all offices held by him in the Group and from all trusteeships held by him of any pension scheme or other trusts established by the Company or any Associated Company. Should he fail to do so the Board is irrevocably authorised to appoint some person in his name and on his behalf to sign any documents and take such other steps as are necessary to give effect to such resignations. Such resignations will be given and accepted without prejudice to any claims which the Company and the Executive may have arising out of or in connection with the Appointment and its termination.

14.                               STATEMENTS AND FURTHER ASSISTANCE

After the termination of the Appointment the Executive :-

(a)                                 will not at any time make any untrue or misleading statement about any company in the Group or its officers or employees or represent himself as being employed by or connected with any such company; and

(b)                                 will co-operate with any company in the Group for whom he performed duties by providing such reasonable assistance as may be required in connection with any claim made by or against any such company, where it considers that the Executive has knowledge or information which is relevant to such claim. The provision of such assistance may include attending meetings, giving and signing statements and attending hearings at such times and at such locations that may be convenient to the Executive. The Company will reasonably compensate the Executive for his time on a per diem basis (with reference to his day’s salary under this contract of employment or such other amount as the Executive can reasonably justify with reference to his usual employment terms at that time) and will reimburse the Executive for his reasonable out of pocket expenses incurred in providing such assistance.

15.                               RESTRICTIVE COVENANTS

15.1                        During the Appointment and for the periods set out below after the termination of the Appointment, he will not (except with prior written consent of the Board) directly or indirectly do or attempt to do any of the following:

(a)                                 for 12 months undertake, carry on or be employed, engaged or interested in any capacity in either any business which is competitive with or similar to a Relevant Business within the Territory, or any business an objective or anticipated result of which is to compete with a Relevant Business within the Territory. For the avoidance of doubt, the business of G-Pharm Limited (registered company number 3107561), which is to cultivate plants (including cannabis) for use by companies in the development of medicinal and nutraceutical products, is not considered to fall within the categories of competing businesses as identified in this clause;

(b)                                 for 12 months entice, induce or encourage a Customer to transfer or remove custom from the Company or any Associated Company;

(c)                                  for 12 months solicit or accept business from a Customer for the supply of Competitive Services; or

(d)                                 for 12 months entice, induce or encourage an Employee to leave or seek to leave his or her position with the Company or any Associated Company for the purpose of being involved in or concerned with either the supply of Competitive Services or a business which competes with or is similar to a Relevant Business or which plans to compete with a Relevant Business, regardless of whether or not that Employee acts in breach of his or her contract of employment with the Company or any Associated Company by so doing and regardless of whether the Relevant Business is within or outside the Territory.

15.2                        For the purpose of this Clause 15:

(a)                                 “Customer” means a person:

(i)                                     who is at the expiry of the Relevant Period or who was at any time during the Relevant Period a customer of the Company or any Associated Company (whether or not goods or services were actually provided during such period) or to whom at the expiry of the Relevant Period the Company or any Associated Company was actively and directly seeking to supply goods or services, in either case for the purpose of a Relevant Business; and

(ii)                                  with whom the Executive or an Employee in a Relevant Business reporting directly to him had dealings at any time during the Relevant Period or and/or for whom the Executive was responsible and/or about whom he was in possession of confidential information, in any such case in the performance of his or their duties to the Company or any Associated Company.

(b)                                 “Competitive Services” means goods or services identical or similar to or competitive with those which at the expiry of the Relevant Period the Company or any Associated Company was supplying or negotiating or actively and directly seeking to supply to a Customer for the purpose of a Relevant Business;

(c)                                  “Relevant Business” means the business of the Company or any Associated Company in which, pursuant to his duties, the Executive was materially involved at any time during the Relevant Period.

(d)                                 “Territory” means England, Wales, Scotland and/or Northern Ireland and any other country or state in which the Company or any Associated Company is operating or planning to operate (as evidenced by written documentation) at the expiry of the Relevant Period. A business of the Company or any Associated Company will be operating within the Territory at the expiry of the Relevant Period if a Relevant Business has been conducted or promoted during the Relevant Period. A business will be within the Territory if either any such business in which the Executive is to be involved is located or to be located within the Territory or it is conducted or to be conducted wholly or partly within the Territory;

(e)                                  “Employee” means a person who is employed by or who renders services to the Company or any Associated Company in a Relevant Business in a managerial or marketing or sales or distribution or senior capacity and/or who has responsibility for customers of the Company or any Associated Company or influence over them or who is in possession of confidential information about such customers and who in any such case was so employed or so rendered services during the period of twelve months ending on the last day on which the Executive actively worked during the Appointment for the Company or any Associated Company and who had dealings with him during that period.

(f)                                   “Relevant Period” means the period of twelve months ending on the last day of the Appointment or the period of the Appointment if shorter than twelve months.

15.3                        Each sub-clause and part of such sub-clause of this Clause constitutes an entirely separate and independent restriction and does not operate to limit any other obligation owed by the Executive, whether that obligation is express or implied by law. If any restriction is held to be invalid or unenforceable by a court of competent jurisdiction, it is intended and understood by the parties that such invalidity or unenforceability will not affect the remaining restrictions.

15.4                        The Executive acknowledges that each of the restrictions in this Clause goes no further than is necessary for the protection of the Company’s and each Associated Company’s legitimate business interests.

16.                               CONTINUING OBLIGATIONS

The termination of the Appointment will not affect the rights or remedies of either party against the other in respect of any antecedent breach of any of its provisions or the continuing obligations of the Executive or the Company (as the case may be) under any provision of the Appointment expressed to have effect after it has terminated.

17.                               CORPORATE RECONSTRUCTION

17.1                        If the Appointment terminates

(a)                                 by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction; or

(b)                                 as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation; or

(c)                                  as part of any arrangement for the transfer of the whole or part of the undertaking of the Company to an Associated Company and the Executive is offered employment of a similar nature with any person resulting from such amalgamation or reconstruction or with which the undertaking of the Company is amalgamated or such Associated Company on terms which when taken as a whole are not less favourable to the Executive than the terms of the Appointment, the Executive will have no claim against the Company or any Associated Company in respect of the termination of the Appointment by reason of the events described in (a), (b) or (c) of this Clause.

18.                               AGREEMENTS WITH OTHER COMPANIES IN THE GROUP

This Agreement is entered into by the Company for itself and in trust for each Associated Company with the intention that each company will be entitled to enforce the terms of this Agreement directly against the Executive.

19.                               ADDITIONAL TERMS

The terms set out in the Schedule are added in compliance with the requirements of the Employment Rights Act 1996.

20.                               NOTICES

All notices and other communications relating to the Appointment will take effect if delivered, upon delivery; if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class post) 10.00am on the second business day after posting; or if sent by facsimile, when a complete and legible copy of the communication has been received.

21.                               MISCELLANEOUS

21.1                        The Appointment operates in substitution for and wholly replaces with effect from the date of this Agreement all terms previously agreed between the Company and the Executive which will be deemed to have been terminated by mutual consent and the Executive acknowledges that he has no outstanding claims against any member of the Group in respect of salary or any matter prior to that date.

21.2                        The Appointment constitutes the entire agreement and understanding between the parties and no variation or addition to it and no waiver of any provision will be valid unless in writing and signed by or on behalf of both parties.

21.3                        This Agreement will be construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English Courts to settle any disputes which may arise in connection with this Agreement.

EXECUTION

The parties have shown their acceptance of the terms of this Agreement by executing it below as a Deed at the end of the Schedule.

SCHEDULE

1.                                      The following terms of the Appointment apply on the date of the Agreement to which this is a Schedule.

(a)                                 The Executive’s period of continuous employment began on 11th January 1999.

(b)                                 The Executive has no normal working hours but is required to work during normal business hours and such other hours as may be reasonably necessary for the proper performance of his duties for the Group. The Executive agrees that the duration of his working time is not measured or pre-determined and can be determined by him in a manner consistent with the Appointment.

(c)                                  For Statutory Sick Pay purposes, the Executive’s qualifying days are Monday to Friday.

2.                                      The following information is supplied pursuant to the Employment Rights Act 1996 and reflects the Company’s current practice.

(a)                                 There is no formal disciplinary procedure applicable to this employment. The Executive is expected to exhibit a high standard of propriety, integrity and efficiency in all his dealings with and in the name of the Company and the Group and may be suspended (with pay) or required to take any accrued holiday entitlement during any investigation which it may be necessary for the Company to undertake.

(b)                                 If the Executive is dissatisfied with any disciplinary decision, he should refer such decision to the Chairman or his nominee, whose decision will be final and binding.

(c)                                  If the Executive has any grievance relating to the Appointment, he should refer such grievance to the Chairman or his nominee and the reference will be dealt with by him; should the Executive remain dissatisfied with his ruling an appeal, initially in writing, may be made to the Board whose decision will be final and binding.

EXECUTION

SIGNED as a Deed by	)

Dr Geoffrey Guy, Chairman	)	/s/ Geoffrey Guy

and David Mace, Director	)	/s/ David Mace

duly authorised for and on behalf of	)

G W PHARMACEUTICALS LIMITED	)

SIGNED as a Deed by	)

JUSTIN GOVER	)	/s/ Justin Gover

in the presence of:	)

Witness’s Signature:	)	/s/ R. Kin Strong

Name (in capitals):	)	/s/ Rachel Kin Strong

Address:	[address]

Occupation:	Head of Research Resources